                                                                    EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Contact: John Mongelli
         Investor Relations
         (770) 752-6171

         CHOICEPOINT(R) REPORTS FOURTH QUARTER AND 2003 FULL YEAR RESULTS

ALPHARETTA, GA. - JANUARY 22, 2004- ChoicePoint Inc. (NYSE: CPS), today reported fourth quarter total revenue of $200.0 million, reflecting revenue growth over the comparable period of 2002 of 5 percent. For the full year, total revenue was a record $795.7 million, a 9 percent increase over comparable revenue in 2002.

Earnings per share ("EPS") for the fourth quarter was $0.30 per share which includes the $0.05 per share dilutive effect of the previously announced repositioning of certain of our operations. Consistent with the previously announced consolidation of some of our public records and workplace solutions operations and the reengineering of certain of our direct marketing businesses, the Company recorded an additional other operating charge of $7.1 million ($4.4 million after tax) during the fourth quarter of 2003. Excluding the effect of this charge, EPS would have been $0.35 per share. Full year EPS was $1.58 compared to $1.01 in 2002, an increase of 57 percent. Full year EPS from continuing operations excluding the other operating charge ($30.9 million, $19.1 million after tax) was $1.42 in 2003, a 13 percent increase over $1.26 in 2002.

"During the quarter, we continued to see improving underlying trends in our core businesses which positions us for a solid 2004" commented Derek V. Smith, Chairman and CEO. "Looking ahead, I am excited about the momentum I am seeing and the tremendous opportunities for ChoicePoint to leverage our unique capabilities."

Chief Financial Officer Steven W. Surbaugh added, "I am pleased that we achieved total revenue growth of 9 percent and delivered 13 percent growth in earnings despite weaknesses in our Marketing Services segment and tough homeland security revenue comparisons. Importantly, our earnings continue to turn to cash as evidenced by our outstanding 39 percent growth in net

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ChoicePoint Earnings
Page 2 of 11

free cash flow, and we were able to lower our net debt to record levels. We continue to have outstanding cash flows and a very strong balance sheet."

FINANCIAL HIGHLIGHTS - FOURTH QUARTER

         - Core revenue increased 4 percent to $188.5 million for the fourth quarter of 2003 from $181.1 million for the fourth quarter of 2002. Internal revenue (which represents core revenue less revenue from acquisitions) for the fourth quarter of 2003 declined 3 percent from the fourth quarter of 2002, primarily related to the continued weakness in our Marketing Services businesses, including our e-mail business, and tougher homeland security revenue comparisons. Fourth quarter 2003 total revenue increased 5 percent to $200.0 million from $189.6 million in 2002.

         - Operating income was $44.3 million for the fourth quarter of 2003 compared to $49.6 million for the fourth quarter of 2002. Excluding the other operating charges discussed below, operating income was $51.4 million for the fourth quarter of 2003, an increase of 4 percent from 2002.

         - In the fourth quarter of 2003, the Company recorded an additional pre-tax charge of $7.1 million ($4.4 million net of taxes) primarily related to the previously announced consolidation of some of our public records and workplace solutions operations and the reengineering of certain of our direct marketing businesses.

         - During the quarter ended December 31, 2003, the Company acquired CITI Network, Inc. d/b/a Applicant Screening and Processing (ASAP), a provider of residential screening services to apartment communities located in Florida.

FINANCIAL HIGHLIGHTS - FULL YEAR

         - Core revenue increased 9 percent to $750.4 million for the year ended December 31, 2003 from $690.7 million for 2002. Internal revenue increased 2 percent from 2002, as weakness in our print and e-mail marketing businesses and our very strong homeland security revenues in 2002 were offset by strong growth in our personal lines business. 2003 total revenue increased 9 percent to $795.7 million from $729.3 million in 2002.

         - Operating income was $178.6 million for the year ended December 31, 2003 compared to $182.5 million for 2002. Excluding the other operating charges discussed below,

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ChoicePoint Earnings
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                  operating income was $209.5 million for 2003 compared to
                  $189.9 million for 2002, an increase of 10 percent from 2002.

         - During 2003, the Company recorded a $61.2 million pre-tax gain on the sale of our CP Commercial Specialists ("CPCS") business ($32.9 million after tax) and pre-tax other operating charges totaling $30.9 million ($19.1 million net of taxes) related to the previously announced realignment of our technology infrastructure and operations following the divestiture of our CPCS business, the transition to our new data center, the reengineering of certain of our direct marketing businesses and the further consolidation of some of our public records and workplace solutions businesses. These initiatives were concluded in the fourth quarter of 2003. During the second quarter of 2002, the Company recorded a pre-tax charge of $7.3 million ($4.5 million net of taxes) primarily related to a write-down of minority investments in start-up companies and expenses primarily related to the closure of two facilities and remaining obligations.

         - Free cash flow (net cash provided by operating activities of continuing operations of $194.3 million less capital expenditures of $41.9 million) was a very strong and record $152.4 million for the year ended December 31, 2003, an increase of $42.6 million compared to $109.7 million for 2002.

         - Net debt (total debt less cash) for the year ended December 31, 2003, decreased by $119.5 million to a historically low $28.6 million as we used proceeds from the first quarter sale of CPCS and cash from operations to reduce indebtedness. Our additional remaining debt capacity under our committed financing lines is approximately $375 million.

OPERATIONAL HIGHLIGHTS

INSURANCE SERVICES

         - Total revenue increased 12 percent to $77.0 million in the fourth quarter of 2003 compared to $68.6 million in the prior year, including an internal revenue growth rate of 10 percent. For the year ended December 31, revenue increased 14 percent, with an internal revenue growth rate of 13 percent, to $309.1 million in 2003 from $270.3 million in 2002. These results exclude CPCS, which was sold in February 2003 and is reported as discontinued operations in the accompanying financial information. The personal lines business posted mid-teen

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ChoicePoint Earnings
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                  internal growth driven by marketplace acceptance of new
                  products and increased unit volumes in the personal lines business. The overall growth rate for the segment during the quarter and the full year was impacted by a decline in internal revenues at Insurity due to the project-oriented nature of its operations.

         - Operating income in Insurance Services was $41.7 million for the fourth quarter of 2003, up 13 percent from $37.0 million in the prior year. Operating profit margin in Insurance Services for the quarter was 54.2 percent, compared to 53.9 percent in the fourth quarter of 2002. For the full year, operating income was $172.5 million, up 19 percent from $144.6 million in 2002, resulting in an operating margin of 55.8 percent, a 230 basis point improvement over 53.5 percent in 2002. The increase in operating income is due primarily to the revenue growth discussed above.

BUSINESS & GOVERNMENT SERVICES

         - Total revenue increased 4 percent to $87.6 million in the fourth quarter of 2003 compared to $84.6 million in the prior year primarily due to growth from acquisitions and our nursery initiatives, which offset declines in our public records and workplace solutions product lines due to tougher homeland security revenue comparisons versus the fourth quarter of 2002. Internal revenue declined 7 percent for the fourth quarter of 2003 over the comparable period in 2002. For the year ended December 31, revenue increased 10 percent to $339.5 million in 2003 from $308.8 million in 2002.

         - Operating income in Business & Government Services was $18.3 million for the fourth quarter of 2003, down 9 percent from $20.1 million in the prior year primarily due to changes in product mix, a decline in the project-related homeland security revenues, and additional costs related to transitions during our public records and drug testing consolidations. Operating profit margin in Business & Government Services for the fourth quarter of 2003 was 20.9 percent. For the full year, operating income was $71.1 million, compared to $69.4 million in 2002, resulting in an operating margin of 20.9 percent in 2003 compared to 22.5 percent in 2002.

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ChoicePoint Earnings
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MARKETING SERVICES

         - In the fourth quarter of 2003, revenue excluding reimbursable expenses decreased 15 percent from prior year revenue of $26.7 million to $22.8 million in 2003 due primarily to weakness in our print products and the downsizing of our e-mail marketing business. Internal revenue declined 19 percent. Total revenue for the Marketing segment (which includes all of the Company's revenue from reimbursable expenses) decreased 2 percent from $35.2 million in 2002 to $34.3 million in 2003. For the year ended December 31, revenue excluding reimbursable expenses decreased 9 percent, to $96.6 million in 2003 from $105.8 million in 2002, while internal revenue declined 15 percent, and total revenue declined 2 percent from $144.4 million in 2002 to $142.0 million in 2003. The Company excludes the revenue from reimbursable expenses in its operational analyses because these items are fully reimbursed by our customers without markup and have no impact on operating income, net income, EPS, cash flows or the balance sheet.

         - Operating income in Marketing Services was $4.0 million for the fourth quarter of 2003, down significantly from $7.7 million in the prior year due to lower revenues and high fixed costs. Fourth quarter operating profit margin, as a percentage of revenue without reimbursable expenses, was 17.5 percent (11.6 percent of total revenue). For the full year, operating income was $21.8 million, down 34 percent from $32.9 million in 2002, resulting in an operating margin of 22.6 percent in 2003 compared to 31.1 percent in 2002.

OUTLOOK

Based on recent business trends, ChoicePoint continues to expect full year core revenue growth to be in the 8 to 12 percent range, exclusive of any 2004 acquisitions. Additionally, the Company expects year-over-year margin expansion of up to 100 basis points based on these revenue assumptions and lower costs associated with the cost reduction initiatives implemented in 2003.

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WEBCAST

ChoicePoint's fourth quarter results will be discussed in more detail on January 22, 2003, at 8:30 am EST via teleconference. The live audio Webcast of the call will be available on ChoicePoint's Web site at www.choicepoint.com. There will also be a replay of the call available beginning at approximately 10:00 am EST at the same Web address.

About ChoicePoint

ChoicePoint Inc. (NYSE: CPS) is the leading provider of identification and credential verification services for making smarter decisions in a world challenged by increased risks. Serving the needs of business, government, non-profit organizations and individuals, ChoicePoint works to create a safer and more secure society through the responsible use of information while ensuring the protection of personal privacy. For more information about ChoicePoint, visit the Company's Web site at www.choicepoint.com.

Forward-Looking Statements

Certain written statements in this release and oral statements made by or on behalf of the Company may constitute "forward-looking statements" as defined under the Private Securities Litigation Reform Act of 1995. Words or phrases such as "should result," "are expected to," "we anticipate," "we estimate," "we project," or similar expressions are intended to identify forward-looking statements. These statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those expressed in any forward-looking statements. These risks and uncertainties include, but are not limited to, the following important factors: demand for the Company's services, product development, maintaining acceptable margins, ability to control costs, the impact of federal, state and local regulatory requirements on the Company's business, including the public records market and privacy matters affecting the Company, the impact of competition and the uncertainty of economic conditions in general. Additional information concerning these and other risks and uncertainties is contained in the Company's filings with the Securities and Exchange Commission, including the Company's Annual Report on Form 10-K for the year ended December 31, 2002. Readers are cautioned not to place undue reliance on forward-looking statements, since the statements speak only as of the date that they are made, and the Company undertakes no obligation to publicly update these statements based on events that may occur after the date of this press release.

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ChoicePoint Earnings
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                                CHOICEPOINT INC.
                              Financial Highlights

                                                                               Three Months Ended             Year Ended
(Unaudited)                                                                        December 31,               December 31,
                                                                              ---------------------      ----------------------
(Dollars in thousands, except per share data)                                   2003         2002           2003         2002
                                                                              --------     --------      ---------     --------
Core revenue (a).......................................................       $188,451     $181,093      $ 750,351     $690,731
Revenue from divested and discontinued product lines...................              -            -              -           72
                                                                              --------     --------      ---------     --------
Revenue from products and services.....................................        188,451      181,093        750,351      690,803
Reimbursable expenses per EITF 01-14 (b)...............................         11,579        8,480         45,395       38,520
                                                                              --------     --------      ---------     --------
Total revenue..........................................................        200,030      189,573        795,746      729,323
                                                                              ========     ========      =========     ========

Cost of services.......................................................        102,412       93,887        402,148      360,131
Reimbursable expenses..................................................         11,579        8,480         45,395       38,520
Selling, general and administrative expenses...........................         34,616       37,629        138,701      140,808
Other operating charges (c)............................................          7,103            -         30,942        7,342
                                                                              --------     --------      ---------     --------
Total costs and expenses...............................................        155,710      139,996        617,186      546,801
Operating income.......................................................         44,320       49,577        178,560      182,522
Interest expense.......................................................            637        1,100          3,061        7,772
                                                                              --------     --------      ---------     --------
Income from continuing operations before income taxes..................         43,683       48,477        175,499      174,750
Provision for income taxes.............................................         16,774       18,608         67,391       67,078
                                                                              --------     --------      ---------     --------
Income from continuing operations......................................         26,909       29,869        108,108      107,672
Income from discontinued operations, net of taxes (d)..................              -        1,585            991        6,571
Gain on sale of discontinued operations, net of taxes (d)..............              -            -         32,893            -
Cumulative effect of change in accounting principle, net of taxes (e)..              -            -              -      (24,416)
                                                                              --------     --------      ---------     --------
Net income ............................................................       $ 26,909     $ 31,454      $ 141,992     $ 89,827
                                                                              ========     ========      =========     ========

EPS - diluted:
     Income from continuing operations.................................       $   0.30     $   0.34      $    1.21     $   1.21
     Discontinued operations, net of taxes.............................              -     $   0.02           0.01         0.07
     Gain on sale of discontinued operations, net of taxes.............              -            -           0.37            -
     Cumulative effect of change in accounting principle, net of taxes               -            -              -        (0.27)
                                                                              --------     --------      ---------     --------
     Net Income........................................................       $   0.30     $   0.35      $    1.58     $   1.01
                                                                              ========     ========      =========     ========
  Weighted average shares - diluted....................................         89,923       89,064         89,686       89,194
                                                                              ========     ========      =========     ========

Depreciation and amortization expense..................................       $ 13,225     $ 12,376      $  53,120     $ 44,850
EBITDA (f).............................................................       $ 57,545     $ 61,953      $ 231,680     $227,372

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ChoicePoint Earnings
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                                CHOICEPOINT INC.
                        Financial Highlights (continued)

RECONCILIATION TO FINANCIAL INFORMATION EXCLUDING OTHER OPERATING CHARGES (C)

                                                                           Three Months Ended              Year Ended
                                                                               December 31,               December 31,
(Unaudited)                                                                ------------------           -----------------
(Dollars in thousands, except per share data)                               2003         2002           2003         2002
                                                                          --------     --------       --------    ---------
Operating income.....................................................     $ 44,320     $ 49,577       $178,560    $ 182,522
Add back other operating charges (c).................................        7,103            -         30,942        7,342
                                                                          --------     --------       --------    ---------
Operating income before other operating charges......................       51,423       49,577        209,502      189,864
Interest Expense.....................................................          637        1,100          3,061        7,772
                                                                          --------     --------       --------    ---------
Income from continuing operations before income taxes & other
  operating charges..................................................       50,786       48,477        206,441      182,092
Provision for income taxes...........................................       19,502       18,608         79,273       69,896
                                                                          --------     --------       --------    ---------
Income from continuing operations before other operating charges.....     $ 31,284     $ 29,869       $127,168    $ 112,196
                                                                          ========     ========       ========    =========
Effective tax rate...................................................         38.4%        38.4%          38.4%        38.4%
Earnings per share - diluted excluding other operating charges.......     $   0.35     $   0.34       $   1.42    $    1.26

EBITDA excluding other operating charges (f).........................     $ 64,648     $ 61,953       $262,622    $ 234,714

(a) Core revenue excludes revenue from reimbursable expenses (see (b) below) and divested and discontinued product lines. The Company uses the core revenue metric to measure its continuing operations without the effect of reimbursable expenses.

(b) Reimbursable expenses per Emerging Issues Task Force ("EITF") 01-14 represent out-of-pocket expenses fully reimbursed by ChoicePoint's customers and recorded as revenues and expenses in accordance with EITF 01-14 "Income Statement Characterization of Reimbursements Received for `Out-of-Pocket' Expenses Incurred". As these expenses are fully reimbursed, without mark-up, by our customers and in a majority of cases prepaid by the customers, there is no impact on operating income, net income, EPS, cash flows or the balance sheet. In addition, management excludes these expenses from its revenue analysis for operational management and incentive purposes; therefore, we have separately identified these expenses and excluded the impact of them from calculations of core revenue, internal revenue growth and operating margins. Other pass-through expenses such as motor vehicle registry fees will continue to be accounted for on a net basis and, as such, excluded from revenues in our financial statements in accordance with generally accepted accounting principles. Fourth quarter pass-through expenses totaled $148.4 million in 2003 and $125.3 million in 2002. Pass-through expenses totaled $597.6 million for the year ended December 31, 2003 and $491.7 million for the year ended December 31, 2002.

(c) During the year ended December 31, 2003, the Company recorded other operating charges of $30.9 million ($19.1 million net of taxes) related to the previously announced realignment of our technology infrastructure and operations following the divestiture of our CPCS business, the transition to our new data center, the reengineering of certain of our direct marketing businesses and the further consolidation of some of our public records and workplace solutions operations. This $30.9 million charge included asset impairments of $21.3 million primarily related to closed facilities and abandoned technology in the realignment, $4.4 million in severance and termination benefits, and $5.2 million of abandoned lease and other contractual commitments. During the second quarter of 2002, the Company recorded other operating charges of $7.3 million ($4.5 million net of taxes). This charge included a write-down of minority investments in start-up companies of $2.4 million, asset impairments of technology initiatives of $3.0 million, $0.5 million in severance and termination benefits and $1.4 million of expenses primarily related to the closure of two facilities and remaining obligations. The Company has presented analysis with and without these items because they represent costs that management excludes in its assessments of operating results and in determining operational incentive awards.

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ChoicePoint Earnings
Page 9 of 11

(d) On February 28, 2003, the Company sold its CPCS operating unit. The pre-tax proceeds from the sale of CPCS were approximately $87 million. CPCS is reported as a discontinued operation for all periods presented and the results of its operations are reflected separately from the results of continuing operations.

(e) The change in accounting principle, net of taxes represents the goodwill impairment charge recorded by the Company retroactive to January 1, 2002 in accordance with Financial Accounting Standards Board ("FASB") Statement No. 142, "Goodwill and Other Intangible Assets," ("FASB Statement No. 142").

(f) Earnings before interest, taxes, depreciation and amortization ("EBITDA"), is not presented as a substitute for operating income, net income or cash flows from operating activities. The Company has included EBITDA and EBITDA excluding other operating charges data (which are not a measure of financial performance under generally accepted accounting principles) because such data are used by the Company to compare its performance to its competitors and to manage its on-going business and is also used by certain investors to analyze and compare companies on the basis of operating performance.

                                CHOICEPOINT INC.
                        Financial Highlights (continued)

                                                                                      Year Ended
(Unaudited)                                                                           December 31,
                                                                                 ----------------------
(Dollars in thousands)                                                             2003         2002
                                                                                 ---------    ---------
CASH FLOW HIGHLIGHTS
Income from continuing operations.........................................       $ 108,108    $ 107,672
Depreciation & amortization...............................................          53,120       44,850
Changes in assets & liabilties and other..................................          33,059        6,192
                                                                                 ---------    ---------
Net cash provided by operating activities of continuing operations........       $ 194,287    $ 158,714
Net cash (used) provided by activities of discontinued operations.........       $ (38,609)   $  10,036

Acquisitions & investments, net of cash acquired..........................       $ (93,567)   $(186,990)
Cash proceeds from sale of business.......................................          87,000          650
Capital expenditures......................................................         (41,931)     (49,003)
Other investing activities................................................               -            -
                                                                                 ---------    ---------
Net cash used by investing activities.....................................       $ (48,498)   $(235,343)

Net cash (used) provided  by financing activities.........................       $(118,129)   $  47,919

KEY BALANCE SHEET HIGHLIGHTS                                                 December 31, 2003
                                                                             -----------------
Debt.....................................................................        $  52,029
Cash.....................................................................           23,410
                                                                                 ---------
Debt (net of cash).......................................................        $  28,619
Shareholders' Equity.....................................................        $ 790,495
Days sales outstanding (adjusted for pass through expenses)..............          39 days

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ChoicePoint Earnings
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                                CHOICEPOINT INC.
                              2003 SEGMENT RESULTS

                                             Q1 2003       Q2 2003       Q3 2003       Q4 2003     Total 2003
                                            ---------      -------       -------       -------     ----------
REVENUE
Insurance Services                          $  76,134     $  77,922     $  78,100     $  76,968     $ 309,124
Business & Government Services                 80,995        83,792        87,080        87,616       339,483
Marketing Services                             25,573        25,676        22,631        22,762        96,642
Royalty                                         1,303         1,389         1,305         1,105         5,102
                                            ---------     ---------     ---------     ---------     ---------
  Core Revenue                                184,005       188,779       189,116       188,451       750,351
Divested & Discontinued Product Lines               -             -             -             -             -
                                            ---------     ---------     ---------     ---------     ---------
  Revenue from products and services          184,005       188,779       189,116       188,451       750,351
Reimbursable Expenses per EITF 01-14           10,944        10,470        12,402        11,579        45,395
                                            ---------     ---------     ---------     ---------     ---------
  Total Revenue                             $ 194,949     $ 199,249     $ 201,518     $ 200,030     $ 795,746
                                            =========     =========     =========     =========     =========
OPERATING INCOME
Insurance Services                          $  42,436     $  44,364     $  43,998     $  41,720     $ 172,518
Business & Government Services                 15,571        18,585        18,652        18,272        71,080
Marketing Services                              6,908         7,374         3,580         3,987        21,849
Royalty                                           646           626           416           380         2,068
Divested & Discontinued Product Lines               -             -             -             -             -
Corporate & Shared Expenses (a)               (13,758)      (16,469)      (14,850)      (12,936)      (58,013)
                                            ---------     ---------     ---------     ---------     ---------
  Operating Income before other charges (b) $  51,803     $  54,480     $  51,796     $  51,423     $ 209,502
                                            =========     =========     =========     =========     =========
  Other operating charges (b)                       -       (19,817)       (4,022)       (7,103)      (30,942)
                                            ---------     ---------     ---------     ---------     ---------
  Operating Income                          $  51,803     $  34,663     $  47,774     $  44,320     $ 178,560
                                            =========     =========     =========     =========     =========
CORE REVENUE GROWTH RATES
Insurance Services                               18.7%         16.2%         10.8%         12.2%         14.4%
Business & Government Services                   17.2%         10.7%          9.8%          3.5%         10.0%
Marketing Services                                7.8%         -8.1%        -17.6%        -14.7%         -8.7%
                                            ---------     ---------     ---------     ---------     ---------
Continuing operations                            16.0%          9.6%          5.8%          4.1%          8.6%
                                            ---------     ---------     ---------     ---------     ---------
INTERNAL REVENUE GROWTH RATES
Insurance Services                               17.2%         15.0%         10.1%          9.5%         12.8%
Business & Government Services                    3.9%         -2.5%         -3.9%         -7.4%         -2.8%
Marketing Services                               -2.4%        -13.6%        -21.7%        -18.7%        -14.5%
                                            ---------     ---------     ---------     ---------     ---------
Continuing operations                             8.1%          2.4%         -1.2%         -2.6%          1.5%
                                            ---------     ---------     ---------     ---------     ---------
OPERATING MARGINS
Insurance Services                               55.7%         56.9%         56.3%         54.2%         55.8%
Business & Government Services                   19.2%         22.2%         21.4%         20.9%         20.9%
Marketing Services                               27.0%         28.7%         15.8%         17.5%         22.6%
                                            ---------     ---------     ---------     ---------     ---------
Operating income before other operating
  charges, percentage of revenue from
  products and services (b)                      28.2%         28.9%         27.4%         27.3%         27.9%
                                            ---------     ---------     ---------     ---------     ---------
Operating income, as a percentage of
  total revenue                                  26.6%         17.4%         23.7%         22.2%         22.4%
                                            ---------     ---------     ---------     ---------     ---------

(a) Corporate and shared expenses represent costs of support functions, research and development initiatives, incentives and profit sharing that benefit all three segments.

(b) The Company has presented analysis above with and without these items because they represent costs that management excludes in its assessments of operating results and in determining operational incentive awards.

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ChoicePoint Earnings
Page 11 of 11

                                CHOICEPOINT INC.
                              2002 SEGMENT RESULTS

                                                                 Q1 2002       Q2 2002       Q3 2002       Q4 2002     Total 2002
                                                                ---------     ---------     ---------     ---------    ----------
REVENUE
Insurance Services                                              $  64,140     $  67,031     $  70,495     $  68,616     $ 270,282
Business & Government Services                                     69,116        75,713        79,307        84,625       308,761
Marketing Services                                                 23,717        27,950        27,467        26,699       105,833
Royalty                                                             1,597         1,542         1,563         1,153         5,855
                                                                ---------     ---------     ---------     ---------     ---------
  Core revenue                                                    158,570       172,236       178,832       181,093       690,731
Divested & Discontinued Product Lines                                  72             -             -             -            72
                                                                ---------     ---------     ---------     ---------     ---------
  Revenue from products and services                              158,642       172,236       178,832       181,093       690,803
Reimbursable Expenses per EITF 01-14                               10,019         9,923        10,098         8,480        38,520
                                                                ---------     ---------     ---------     ---------     ---------
  Total Revenue                                                 $ 168,661     $ 182,159     $ 188,930     $ 189,573     $ 729,323
                                                                =========     =========     =========     =========     =========
OPERATING INCOME
Insurance Services                                              $  35,024     $  35,502     $  37,163     $  36,950     $ 144,639
Business & Government Services                                     12,520        17,293        19,549        20,062        69,424
Marketing Services                                                  7,405         9,232         8,509         7,720        32,866
Royalty                                                               997           933           932           464         3,326
Divested & Discontinued Product Lines                                (206)            -             -             -          (206)
Corporate & Shared Expenses                                       (11,518)      (16,885)      (16,163)      (15,619)      (60,185)
                                                                ---------     ---------     ---------     ---------     ---------
  Operating Income before other charges                         $  44,222     $  46,075     $  49,990     $  49,577     $ 189,864
                                                                =========     =========     =========     =========     =========
  Other operating charges                                               -        (7,342)            -             -        (7,342)
                                                                ---------     ---------     ---------     ---------     ---------
  Operating Income                                              $  44,222     $  38,733     $  49,990     $  49,577     $ 182,522
                                                                =========     =========     =========     =========     =========
CORE REVENUE GROWTH RATES
Insurance Services                                                   18.2%         17.0%         20.0%         19.4%         18.7%
Business & Government Services                                       11.6%         16.7%         12.3%         20.9%         15.5%
Marketing Services                                                   43.0%         73.1%         24.5%         23.2%         38.4%
                                                                ---------     ---------     ---------     ---------     ---------
Continuing operations                                                18.0%         22.9%         16.9%         20.1%         19.4%
                                                                ---------     ---------     ---------     ---------     ---------
INTERNAL REVENUE GROWTH RATES
Insurance Services                                                   17.5%         17.0%         18.5%         18.0%         17.8%
Business & Government Services                                       -3.8%          5.6%         12.3%         17.6%          8.4%
Marketing Services                                                    3.4%          5.4%          4.9%          6.7%          5.2%
                                                                ---------     ---------     ---------     ---------     ---------
Continuing operations                                                 5.7%         10.0%         13.4%         15.6%         11.4%
                                                                ---------     ---------     ---------     ---------     ---------
OPERATING MARGINS
Insurance Services                                                   54.6%         53.0%         52.7%         53.9%         53.5%
Business & Government Services                                       18.1%         22.8%         24.6%         23.7%         22.5%
Marketing Services                                                   31.2%         33.0%         31.0%         28.9%         31.1%
                                                                ---------     ---------     ---------     ---------     ---------
Operating income before other operating
  charges, as a percentage of revenue
  from products and services                                         27.9%         26.8%         28.0%         27.4%         27.5%
                                                                ---------     ---------     ---------     ---------     ---------
Operating income, as a percentage of
  total revenue                                                      26.2%         21.3%         26.5%         26.2%         25.0%
                                                                ---------     ---------     ---------     ---------     ---------
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